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                                                                      EXHIBIT 21

                                ENERGYSOUTH, INC.

                           SUBSIDIARIES OF REGISTRANT

                                          Percent of Voting         State of
         Subsidiary                       Securities Owned       Incorporation
         ----------                       -----------------      -------------
Mobile Gas Service Corporation                  100%                Alabama

MGS Storage Services, Inc.                      100%                Alabama

EnergySouth Services, Inc.                      100%                Alabama

MGS Marketing Services, Inc.                    100%                Alabama

                PARTNERSHIPS IN WHICH REGISTRANT OWNS AN INTEREST

        Partnership                        Equity Ownership
        -----------                        ----------------
Bay Gas Storage Company, Ltd.                   90.9%

Southern Gas Transmission Co.                     51%